EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made and entered into as of ___________________, 2015, by and between Teg S. Sandhu, an individual (the "Seller"), and Eric Clemons, an individual (the "Purchaser"). Each Seller and Purchaser is referred to herein as a "Party" and together as the "Parties."

R E C I T A L S

A. Seller owns shares of common stock of Cerebain Biotech Corp., a Nevada corporation (formerly known as Discount Dental Materials, Inc.) (the "Company");

B. Purchaser desires to purchase Three Hundred Eighty Thousand Six Hundred Twenty Five (380,625) shares of common stock of the Company (the "Shares") from Seller, and Seller desires to sell the Shares to Purchaser, pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the parties hereto agree as follows:

A G R E E M E N T

1. Sale of the Shares. Seller will sell and transfer to the Purchaser, and Purchaser will purchase from Seller, the Shares, free and clear of all security interests, liens, encumbrances, claims, charges, assessments and restrictions other than as set forth in this Agreement and restrictions on transfer under federal and state securities laws. The purchase price for the Shares shall be $0.01 per share (the "Purchase Price").

2. Closing.

2.1 The closing of the transactions contemplated hereby (the "Closing") shall take place on the Closing Date, which shall be within two (2) business days from the date of this Agreement. .

2.2 At Closing, Seller and the Purchaser shall deliver the following:

(a)	Seller shall deliver a certificate representing the Shares and a stock power or documentation sufficient to transfer the Shares to the Purchaser (or will deliver a stock certificate in Purchaser's name representing the Shares);

(b)	Purchaser shall deliver the Purchase Price.

2.3 Upon receipt by Purchaser of the Shares and stock power from the Seller (or a stock certificate in Purchaser's name representing the Shares), and by the Seller the Purchase Price from the Purchaser, the transaction shall be deemed closed.

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3. Seller's Representations, Warranties and Covenants.

3.1 Seller has and will transfer to Purchaser good, valid and marketable title to the Shares, and, except with respect to the restrictions on transfer under federal and state securities laws and those specified in this Agreement, there are no security interests, liens, encumbrances, claims, charges, assessments or restrictions or any other defects in title of any nature whatsoever on the Shares.

3.2 Seller has the right, power, legal capacity and authority to enter into and perform Seller's obligations under this Agreement.

3.3 Except as set forth herein, Seller makes no representations or warranties with respect to the Shares and Purchaser is purchasing the Shares "as is".

3.4 Seller will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose if or abandon, nor will the Seller suffer or permit any of the same to occur with respect to, any part or all of the Shares, without the prior written consent of Purchaser.

3.5 The Shares contain a restrictive legend in accordance with Rule 144.

4. Purchaser's Representations and Warranties.

4.1 Purchaser has the right, power, legal capacity and authority to enter into and perform Purchaser's obligations under this Agreement.

4.2 Purchaser has received, read carefully and is familiar with this Agreement. With respect to the Company, Purchaser is familiar with the Company's business, plans and financial condition, and any other matters relating to the Company; Purchaser has received all materials that have been requested by them; Purchaser has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company or its representatives have answered all inquiries that the Purchaser or their representatives have put to it. Purchaser has had access to all additional non-confidential information necessary, in Purchaser's judgment, to evaluate the merits and risks of an investment in the Company. Purchaser acknowledges that Seller has made no representations or warranties of any kind to the Purchaser regarding the Company, its business, finances or prospects.

4.3 Purchaser has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Purchaser in connection with this transaction, and Purchaser's investment in the Company hereunder is not material when compared to Purchaser's total financial capacity.

4.4 Purchaser understands the various risks of an investment in the Company and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

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4.5 Purchaser acknowledges that a very limited market for the Shares currently exists, and that Purchaser may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

4.6 Purchaser will acquire the Shares for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

4.7 Purchaser has been advised by Seller that the Shares have not been registered under the Securities Act or applicable state securities law and that the Shares will be sold in a transaction exempt therefrom. Purchaser acknowledges that they are familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Shares. In particular, Purchaser agrees that the Company shall not be required to give any effect to a sale, assignment or transfer of the Shares unless (i) the sale, assignment or transfer of the Shares is registered under the Securities Act, and applicable state securities laws, it being understood that the Shares is not currently registered for sale and that the Company has no obligation or intention to so register the Shares, or (ii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act and applicable state securities laws. The Purchaser further understands that an opinion of counsel and other documents may be required to transfer or sell the Shares.

4.8 Purchaser further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, when transferred by Seller to Purchaser the Shares will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

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Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

4.9 The Purchaser acknowledges that there are currently 4,447,448 shares of common stock of the Company issued and outstanding, and that the Purchaser's purchase of the Shares does not constitute a controlling interest in the Company or entitle Purchaser to elect any directors or exercise any other corporate governance normally reserved for controlling shareholders.

5. Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

6. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

8. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

9. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

10. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its choice of law principles. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

11. Reliance by the Company. The Parties hereto expressly authorize the Company and its counsel to rely upon the representations set forth herein in connection with the transfer of the Shares.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and entered into as of the date first written above.

"Seller"	"Purchaser"

Teg S. Sandhu	Eric Clemons
an individual	an individual

Teg S. Sandhu	Eric Clemons

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